UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 1, 2007
Asset Acceptance Capital Corp.
(Exact name of Registrant as specified in its charter)

Delaware	000-50552	80-0076779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
28405 Van Dyke Avenue
Warren, MI 48093
(Address of principal executive offices)
Registrant’s telephone number, including area code: (586) 939-9600
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 140.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On March 1, 2007, Asset Acceptance Capital Corp. issued a press release announcing its results of operation and financial condition for and as of the three-month and twelve-month periods (unaudited) ended December 31, 2006. The press release is being furnished pursuant to Item 2.02 of Form 8-K. The full text of the press release is furnished as Exhibit 99 to this Form 8-K and is incorporated in this report by reference.
The press release attached to this Form 8-K contains a financial measure for Adjusted Earnings Before Interest Tax Depreciation and Amortization (“Adjusted EBITDA”) that is not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”). We have provided a reconciliation in the press release of GAAP net income to the non-GAAP financial measure for Adjusted EBITDA.
We have included information concerning Adjusted EBITDA because we believe that this measure is a useful indicator of our ability to generate cash collections in excess of operating expenses through the liquidation of our receivable portfolios. We use Adjusted EBITDA as the basis for our management bonus program and a similar computation is used in our loan agreement covenants. This non-GAAP financial measure should not be considered as an alternative to, or more meaningful than, net income as an indicator of our operating performance.
Item 2.05 Costs Associated with Exit or Disposal Activities.
In order to eliminate excess office capacity and to become more efficient, the Company committed on February 28, 2007 to the closure of its White Marsh, Maryland and Wixom, Michigan offices. Once substantially completed, the closing these two offices will reduce occupancy expenses by approximately $1.5 million per year.
In conjunction with these office closings, the Company will incur approximately $1.5 million in restructuring charges. Restructuring charges include one-time employee termination benefits of approximately $0.2 million, accelerated depreciation charges on furniture and equipment of approximately $0.6 million, contract termination costs of approximately $0.5 million for the remaining lease payments on the Wixom, Michigan office and other exit costs of approximately $0.2 million. The termination benefits and other exit costs will require the outlay of cash of approximately $0.9 million, while the accelerated depreciation represents non-cash charges.
These actions are expected to be substantially complete by December 31, 2007.
The estimated amounts concerning the anticipated costs, accounting charges and annual cost savings constitute forward-looking statements are based on management’s expectations and beliefs concerning future events affecting the Company. The actual costs, accounting charges and savings resulting from these events may differ from what has been estimated.
Item 9.01. Financial Statements and Exhibits.

The following exhibits are furnished herewith:

Exhibit Number	Exhibit Description

99	Press Release dated March 1, 2007, announcing Registrant’s results of operation and financial condition for and as of the three and twelve month periods ended December 31, 2006, unaudited, and announcing the closure of Registrant’s White Marsh, Maryland and Wixom, Michigan offices.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 1, 2007	ASSET ACCEPTANCE CAPITAL CORP.
	By:	/s/ Nathaniel F. Bradley IV
		Name:	Nathaniel F. Bradley IV
		Title:	Chairman of the Board, President and Chief Executive Officer

     Execution Copy
EXHIBIT INDEX

Exhibit No.	Description

99	Press Release dated March 1, 2007.